UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Seventeenth Supplemental Indenture
Supplemental Indenture
Loan Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Indentures
     The Detroit Edison Company (“Detroit Edison”) and J.P. Morgan Trust Company, National Association, as successor trustee, entered into a supplemental indenture dated August 1, 2005 in connection with the issuance by Detroit Edison on August 17, 2005 of $119,175,000 aggregate principal amount of 2005 Series DT Variable Rate Senior Notes due 2029 (the “Notes”). The Notes were issued in conjunction with the issuance of $119,175,000 Michigan Strategic Fund Variable Rate Limited Obligation Refunding Revenue Bonds (The Detroit Edison Company Exempt Facilities Project), Series 2005DT (the “Revenue Bonds”) by the Michigan Strategic Fund, a public body corporate and politic of the State of Michigan, the proceeds of which were loaned to Detroit Edison pursuant to the Loan Agreement described below. Interest on the Notes accrues on a basis consistent with the Revenue Bonds at a variable rate as established for the Revenue Bonds from time to time.
     The Notes are secured by a corresponding series of Detroit Edison’s General and Refunding Mortgage Bonds, 2005 Series DT (the “Mortgage Bonds”). The Mortgage Bonds were issued pursuant to a supplemental indenture between Detroit Edison and J.P. Morgan Trust Company, National Association, as successor trustee, dated August 1, 2005.
Loan Agreement
     Detroit Edison entered into a Loan Agreement dated August 1, 2005 with the Michigan Strategic Fund (“Issuer”). The Loan Agreement provides for the issue and sale of the Revenue Bonds described above by the Issuer for the purpose of refunding certain bonds issued by the Issuer under the Michigan Strategic Fund Act of 1984 for the benefit of Detroit Edison and relating to costs associated with the construction and installation of certain pollution control facilities of Detroit Edison, and the loan by the Issuer of the proceeds of the Revenue Bonds to Detroit Edison. The terms of the Loan Agreement substantially mirror the terms of the Revenue Bonds.
     The Supplemental Indentures are filed together with the Loan Agreement as exhibits to this Current Report, and the description of each document above is qualified in its entirety by reference to the Supplemental Indentures and the Loan Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     On August 17, 2005, Detroit Edison borrowed $119,175,000 from Michigan Strategic Fund pursuant to the Loan Agreement described in Item 1.01 above and issued corresponding $119,175,000 aggregate principal amount of 2005 Series DT Variable Rate Senior Notes due 2029. Reference is made to the information contained under Item 1.01 in this Current Report for additional information.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

4.1	Seventeenth Supplemental Indenture, dated as of August 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between The Detroit Edison Company and J.P. Morgan Trust Company, National Association, as successor trustee, providing for 2005 Series DT Variable Rate Senior Notes due 2029.

4.2	Supplemental Indenture, dated as of August 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between The Detroit Edison Company and J.P. Morgan Trust Company, National Association, as successor trustee, providing for General and Refunding Mortgage Bonds, 2005 Series DT.

10.1	Loan Agreement dated as of August 1, 2005 between The Detroit Edison Company and the Michigan Strategic Fund.
Forward-Looking Statements:
     This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: September 21, 2005

DTE ENERGY COMPANY (Registrant)

/s/ Paul A. Stadnikia

Paul A. Stadnikia Assistant Treasurer

THE DETROIT EDISON COMPANY (Registrant)

/s/ Paul A. Stadnikia

Paul A. Stadnikia Assistant Treasurer

Exhibit Index

Exhibit
Number	Description
4.1	Seventeenth Supplemental Indenture, dated as of August 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between The Detroit Edison Company and J.P. Morgan Trust Company, National Association, as successor trustee, providing for 2005 Series DT Variable Rate Senior Notes due 2029.

4.2	Supplemental Indenture, dated as of August 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between The Detroit Edison Company and J.P. Morgan Trust Company, National Association, as successor trustee, providing for General and Refunding Mortgage Bonds, 2005 Series DT.

10.1	Loan Agreement dated as of August 1, 2005 between The Detroit Edison Company and the Michigan Strategic Fund.